IBM Customer Agreement
Addendum for Customer Transaction

Enterprise Name and Address:                     Transaction Identification
2TheMart.com, Inc.                               No: T96BUV2
18301 Von Karman                                 Revised Addendum: No
Irvine, CA 92612
                                                 IBM Address:
                                                 2929 N. CENTRAL AVENUE
                                                 PHOENIX, AZ 85012-2743

We are delighted you selected an IBM solution which consists of the elements identified in the 'documents specified in this Addendum. Copies of these documents are Included. Please make sure you have them and notify us If any are missing.

The price for this solution is based on your-accepting it in Its entirety. Any changes may result in a different solution price. The price for all one-time charge Products is firm as long as the Productsare ordered within one month and shipped within two months of the date we sign this Addendum. Recurring charges and hourly rates may change in accordance With the terms of our Agreement. The solution price does not include taxes or additional charge items such as special handling or travel related charges.

Summary of Solution Price:

Total fixed price              $ 7,906,749

IBM reserves a purchase money security interest (called a 'Security Interest) in the Machines until all amounts due are received. You authorize us to prepare, execute in your name, and file on your behalf, a perfected Security Interest (UCC-1) for each Machine you order under this transaction (as listed in the Supplement for Purchase of Machines or the Supplement for Purchase of Machines II specified in this Addendum).

Name of Document                                 Document Number

ICA SUPPLEMENT FOR PURCHASE OF IBM MACHINES      Z125-3531-11
ICA SUPPLEMENT FOR PURCHASE OF MACHINES II       Z125-3532-11
ICA SUPPLEMENT FOR LICENSE OF PROGRAMS           Z125-33S9-06
ICA SIGNATURE PAGE FOR ATTACHMENTS               Z1254571-50
ATTACH FOR IBM SUPPORT FAMILY SERVICES           Z125-5160-16
ATTACH FOR RS/6000 SUPPORT FAMILY SERVICES       Z125-5162-16
SUPPLEMENT FOR IBM SUPPORT FAMILY SERVICES       Z125-5166-03
SOW FOR SERVICES - SERVICEELECT                  Z125-5510-09

The complete agreement between us about this transaction consists of 1) this Addendum and the Attachments and Transaction Documents specified in it, and
2) the IBM Customer Agreement and its applicable Attachments (or any equivalent agreement signed by both of us). By signing below for our respective Enterprises, each of us agrees to the terms of this Addendum, and the Attachments and Transact! on Documents specified in it.

Agreed to: (Enterprise name)        Agreed to:
2TheMart.com, Inc.                  International Business Machines Corporation

By:  /s/Dominic J. Magliarditi      By:  /s/Luis Gonzales

Name: DOMINIC J. MAGLIARDITI        Name:  LUIS GONZALES

Date:  8-5-99                       Date:  8-5-99

Name of Document                                 Document Number

SCHEDULE FOR SERVICES                            Z125-5511-10

IBM STATEMENT OF WORK FOR PROJECT SUPPORT SVC    Z125-4195-06
PASSPORT ADVANTAGE SOFTWARE LIST

All hardware product delivery must be completed within 6 months and delivery of all other products and services of a nonrecurring nature must be completed within 12 months of Initial product Installation.